Exhibit 3.01



                            ARTICLES OF INCORPORATION

                                       OF

                               NIMBUS GROUP, INC.

     The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act (the "FBCA"), hereby adopt the following Articles of Incorporation:

                                    ARTICLE 1
                                    ---------

                                      NAME
                                      ----

     The  name  of  the  corporation  (the "Corporation") is: NIMBUS GROUP, INC.

                                    ARTICLE2
                                    --------

                                     PURPOSE
                                     -------

     The general purpose for which the corporation is organized is to transact any or all lawful business permitted under the FBCA and the laws of Florida and the United States of America.

                                   ARTICLE 3,
                                   ----------
                       PRINCIPAL OFFICE; REGISTERED OFFICE
                       -----------------------------------

     The address of the principal office of the Corporation and the mailing address of the Corporation is 5555 Anglers Avenue, Suite 16, Fort Lauderdale, FL 33312. The address of the registered office is 5555 Anglers Avenue, Suite 16, Fort Lauderdale, FL 33312.

                                    ARTICLE 4
                                    ---------
                                  CAPITAL STOCK
                                  -------------

     The total number of shares of stock the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 10,000,0000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

     A.   Common  Stock
          -------------

     1.   General.  The  voting,  dividend  and  liquidation  rights  of  the
          -------
          holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.   Voting.  The  holders  of  Common  Stock  are entitled to one vote for
          ------
          each share held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3.   Dividends.  Dividends  shall  be  declared  and  paid  on  the  Common
          ---------
          Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.   Liquidation.  Upon  the  dissolution  or  liquidation  of  the
          -----------
          Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

     B.   Preferred  Stock
          ----------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of
Article 4 and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof including, without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the FBCA. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred
Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article 4, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the Secretary of State of the State of Florida or otherwise.

                                    ARTICLE 5
                                    ---------
                               BOARD OF DIRECTORS
                               ------------------

     A.     Number  and  Term of Directors. The Corporation's Board of Directors
            -------------------------------
shall consist of not less than three nor more than twelve members, with the exact number to be fixed from time to time in the manner provided in the Corporation's bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of shareholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of shareholders held one year thereafter and each director in the third class shall be elected to an initial term expiring at the annual meeting of shareholders held one year thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. The Corporation will use its best efforts to have an uneven number of directors on the Corporation's Board after the third class of directors is elected. Upon the expiration of the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

     B.     Vacancies.  Whenever  any  vacancy  on  the Board of Directors shall
            ----------
occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of the remaining directors in office, although less than a quorum of the Board of Directors, may fill the vacancy for the balance of the unexpired term of the vacant directorship, at which time a successor or successors shall be duly elected by provisions these articles and the Corporation's bylaws, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated herein and in the Corporation's bylaws, to fill any vacancy that arises on the Board of Directors.

     C.     Removal.  A  director  may  be  removed  from  office  prior  to the
            -------
expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

     D.     Amendments.  Notwithstanding anything contained in these Articles of
            -----------
Incorporation to the contrary, this Article 5 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

                                    ARTICLE 6
                                    ---------
                        LIMITATION ON DIRECTOR LIABILITY
                        --------------------------------

     A director shall not be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 607.0831 of the FBCA, or (iv) for any transaction from which such director derives an improper personal benefit. If the FBCA is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended. No repeal or modification of this Article 6 shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                                    ARTICLE 7
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

     The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the By-laws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                                    ARTICLE 8
                                    ---------
                                     BY-LAWS
                                     -------

     Only an affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's capital stock entitled to vote shall have the power to adopt, amend or repeal the By-laws of the Corporation or any part thereof.

                                    ARTICLE 9
                                    ---------
                                    AMENDMENT
                                    ---------

     These Articles of Incorporation may be altered, amended or repealed by the shareholders of the Corporation in accordance with the applicable provisions of Florida law; provided, further, that Article 5 hereof may only be altered, amended or replaced in accordance with Article 5D hereof.

                                   ARTICLE 10
                                   ----------
                                  SHAREHOLDERS
                                  ------------

     A.     No Preemptive Rights. Unless otherwise provided by resolution of the
            ---------------------
Board of Directors of Directors of the Corporation, no shareholder shall have preemptive rights to acquire securities of the Corporation.

     B.     Quorum;  Vote  Required. The presence, in person or by proxy, of the
            ------------------------
holders of one-third (1/3) of the shares entitled to vote shall constitute a quorum. The approval of the holders of a majority of the issued and outstanding shares entitled to vote shall be required for any action by or of the shareholders.

     IN  WITNESS  WHEREOF,  the  undersigned  has  executed  these  Articles  of
Incorporation  on  September     2001.

                                               NIMBUS  GROUP,  INC.

                                               By: /s/ Albert Friedman
                                                   --------------------
                                                   Albert Friedman, Incorporator
ACKNOWLEDGMENT:

Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Dated  this         day  of  September,  2001
           --------

                                                   /s/ Albert Friedman
                                                   -------------------
                                                   Albert Friedman

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                              OF NIMBUS GROUP, INC.

     Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of NIMBUS GROUP, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida ("Corporation"), bearing document number P01000094324, does hereby certify:

     FIRST: Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                            ARTICLE I CORPORATE NAME
                            -------------------------

     The  name  of  the  Corporation  is:  Taylor  Madison  Corp.

     SECOND: The foregoing amendment was adopted by written consent by the Board of Directors on February 24. 2004, pursuant to Section 607.0821 of the Florida Business Corporation Act.

     An annual meeting of shareholders of the Corporation was held on March 31, 2004 at which time the foregoing amendment was submitted to the Corporation's shareholders and adopted by the holders of a majority of the outstanding voting power of the Corporation pursuant to Section 607.0701 of the Florida Business Corporation ML Therefore, the number of totes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

     IN WITNESS WHEREOF, the undersigned, being the Chief Corporation, has executed these Articles of Amendment as of March 31, 2004.

                                         /s/ Lucien Lallouz
                                         -----------------------
                                         Lucien Lallouz, Chief Executive Officer

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                              TAYLOR MADISON CORP.
                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                            SERIES B PREFERRED STOCK
                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)


     Taylor Madison Corp., a corporation organized and existing under the laws of the State of Florida (the "CORPORATION"), hereby certifies that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" OF the "BOARD"), pursuant to authority of the Board of Directors as required by Section 607.0602 of the Florida Business Corporation Act, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value 50.001 per share (the "PREFERRED STACK"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

                 SERIES B PREFERRED STOCK DESIGNATION AND AMOUNT

     2,300,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "SERIES B PREFERRED STOCK" with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

     1.     Voting.
            ------

          a. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Section 1(b), below, holders of Series B Preferred Stock
                     ------------
     shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

          b. At any time when shares of Series B Preferred Stock arc outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Designation, and in addition to any other vote required by law or this Certificate of Designation, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series B Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class from the Common Stock, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

               (i) increase the authorized number of shares of Series B Preferred Stock;

               (ii) alter or change the voting or other powers, preferences, or other rights, privileges or restrictions of the Series B Preferred Stock contained herein (by merger, consolidation or otherwise);

               (iii) make or authorize, or permit the authorization of, any material change in the nature or scope of the business of the Corporation; or

               (iv) cause or authorize, or permit any of its subsidiaries to authorize or take any of the foregoing actions. For purposes of this Section l(b)(iv), "subsidiary" means any entity of which securities or
          ---------------
          ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or otherwise granting the holder Control are directly or indirectly beneficially owned by the Corporation. For purposes of this

          Certificate of Designation, "CONTROL" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

     2.     Dividends.
            ----------

          a. Amount. From and after the date of the issuance of any shares of Series B Preferred Stock, each holder of Series B Preferred Stock shall receive, in the case of a dividend ' on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and all Series B Preferred Stock had been converted into Common Stock, and
     (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend.

          b.  Cumulative  Dividends  on  Series  B  Preferred  Stock.  Dividends
              ------------------------------------------------------
     declared or paid for shares of Series B Preferred Stock shall not be cumulative.

     3.     Liquidation,  Dissolution,  or  Winding-Up,  Certain  Mergers,
            --------------------------------------------------------------
            Consolidations  and  Asset  Sales.
            ---------------------------------

          a.  Payments  to  Holders of Series $ Preferred Stock. In the event of
              -------------------------------------------------
     any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders an amount equal to such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding-up (the "SERIES B LIQUIDATION AMOUNT"). If; upon any such liquidation, dissolution or winding-up of the Corporation, the remaining assets available for distribution to its stockholders shall be insufficient to pay the holder of shares of Series B Preferred stock, the holders of the shares of Series B Preferred Stock shall share ratably in any distribution. of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          b. Deemed Liquidation Events.
             -------------------------

               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 3 (a "DEEMED LIQUIDATION
                                                 --------
          EVENT"), unless the holders of a majority of the shares of Series B Preferred Stock elect otherwise by written notice given to the Corporation at least five (5) days prior to the effective date of any such event:

                    A. a merger or consolidation in which

                         (i)  the Corporation is a constituent party, or

                         (ii) a  subsidiary  of  the  Corporation  is  a
                              constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

          except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (l) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 3(b)(i),
                                                                --------------
          all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation, or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                    B. the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, except where such sale, lease, transfer, or other disposition is to a wholly-owned subsidiary of the Corporation.

                         (ii)  Whenever  the  distribution  provided for in this
                    Section  3 shall be payable in property other than cash, the
                    ----------
                    value of such distribution shall be the fair market value of such property, rights or securities as determined in good faith by the Board of Directors of the Corporation.

     4.     Mandatory  Conversion.
            ----------------------

          a. Contemporaneously with the completion of a 1-for-31 reverse stock split (the "MANDATORY CONVERSION DATE") pursuant to a certain Share Exchange Agreement, of even date herewith, by and among Telzuit Technologies, LLC, Telzuit Technologies, Inc., James Tolan, Taylor Madison Corp., and certain other purchasers, (i) each outstanding share of Series B Preferred Stock shall automatically be converted, without any adjustment for the 1-for-31 reverse stock split, into twelve (12) shares of Common Stock, and (ii) the shares of Series B Preferred Stock may not be reissued by the Corporation as shares of such series. As a point of clarification, the l-for-31 reverse stock split shall not result in any adjustments whatsoever to the preferences and rights of the Series B Preferred Stock set  forth  in  Section  1  ("Voting"),  Sutton 2 ('Dividends''), Section 3
                     ----------               --------                 ---------
     ("Liquidation, Dissolution, or Winding-up; Certain Mergers, Consolidations and Asset Sales"), or this, Section 4 ("Mandatory Conversion").
                                 ---------

          b. All holders of record of shares of Series B Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 4. Such notice need not be given
                                        ---------
     in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Florida Business Corporation Act, to each record holder of Series F3
     Preferred Stock, Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificates) for all such shares to the Corporation at the place designated in such notice, arid shall thereunder receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to Section4(a). On
                                                                 ----------
     the Mandatory Conversion Date, all outstanding shares of Series B Preferred Stock" shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series B Preferred Stock so convened, including the rights, if any, to receive notices and to vote (other than as a holder of Common Stock), will terminate, except the right of the holders thereof, upon surrender of their certificate(s) therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument(s) of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate(s) for Series Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such Conversion in accordance with the provisions hereof.

          c. All certificates evidencing shares of Series B Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificate(s) on or prior to such date. Such converted Series B Preferred Stock may not be reissued as shares of such Series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

     5.     Optional  Conversion.  The  holders  of the Series B Preferred Stock
            ---------------------
shall  have  no  optional  conversion  tights.

     6.     Redemption.  There  shall  be  no  redemption  of shares of Series B
            -----------
Preferred  Stock.

     7.     Waiver.  Any of the rights, powers, or preferences of the holders of
            -------
Series B Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this 5th day of May, 2005.

                                               TAYLOR MADISON CORP.

                                               By: /s/ Lucien Lallouz
                                                  -------------------
                                               Name:  Lucien Lallouz
                                               Title: Chief Executive Officer

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                              TAYLOR MADISON CORP.
                     DESIGNATIONS, PREFERENCES AND RIGHTS OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK

                                 PURSUANT TO THE
                        FLORIDA BUSINESS CORPORATION ACT

     Taylor Madison Corp., a Florida Corporation (the "CORPORATION"), hereby certifies that pursuant to authority conferred upon its Board of Directors (the "BOARD") by the Articles of Incorporation of the Corporation, and by the provisions of Sections 607.0601, .0602 and .0821, Florida Statutes, by unanimous written consent of the Board dated May 5, 2005, has adopted a resolution approving and providing for the designation and issuance of a series of 5,000,000 shares of authorized Series A Convertible Preferred Stock, .0001 par value, the content of which is hereinafter set forth in its entirety on Exhibit "A."

     The foregoing amendment to the Corporation's Articles of Incorporation was duly adopted by unanimous written consent of the Board, in accordance with the provisions of Section 607.0602, Florida Statutes and the Articles of Incorporation, without any such consents being revoked within the intervening period.

     IN WITNESS 'WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the signature of its resident this 22nd day of June, 2005.

                                       TAYLOR  MADISON  CORP.

                                       By: /s/ Donald Sproat
                                          -------------------
                                          Donald Sproat, Chief Executive Officer

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              TAYLOR MADISON CORP.
                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)

     Taylor Madison Corp., a corporation organized and existing under the laws of the State of Florida (the "CORPORATION"), hereby certifies that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD"), pursuant to authority of the Board of Directors as required by Section 607.0602 of the Florida Business Corporation Act, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby authorizes a. series of the Corporation's previously authorized Preferred Stock, par value 50.001 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

                 SERIES A PREFERRED STOCK DESIGNATION AND AMOUNT

     7,700,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "SERIES A CONVERTIBLE PREFERRED STOCK" with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

     1.      Stated  Value.  The  stated  value of each issued share of Series A
             --------------
Convertible Preferred Stock shall be deemed to be $1.00 (the "STATED VALUE"), as the same may be equitably adjusted whenever there may occur a stock dividend, stock split, combination, reclassification or similar event affecting the Series A Convertible Preferred Stock.

     2.     Dividends.
            ----------

          a.  Dividends  on  Series  A  Convertible  Preferred  Stock.  From and
              -------------------------------------------------------
     including the date of issuance of each share of Series A Convertible Preferred Stock to the earlier of (1) the payment of the Individual Series A Liquidation Preference Payment (as defined below) on each share of Series A Convertible Preferred Stock upon the liquidation, dissolution or winding up of the Corporation, (2) the redemption of the Series A Convertible Preferred Stock, or (3) the conversion of the Series A Convertible
     Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any declaration or payment of any dividend on any other shares of capital stock of the Corporation, a dividend for each such share at a rate per annum equal to ten percent (10%) of the Stated Value (as such term is defined in
     Section 1 thereof, payable semi-annually, at the option of the Corporation,
     ---------
     (i) in cash, to the extent funds are legally available therefor in. accordance with the Florida Business Corporation Act and consent, if needed, to such cash payment is obtained from the senior secured creditors of the Corporation, (ii) in-kind, with [A] shares of Series A Convertible Preferred Stock equal to the result of dividing the dividend amount so accrued by the Stated Value of one share of Series A Convertible Preferred Stock (the "DIVIDEND SHARES"), and [B] Class B Warrants (as that term is defamed in Section 9 below) in amount equal to 100% of the number of shares
                --------------
     of  Common  Stock  underlying  the  Dividend  Shares, or (iii) in shames of registered Common Stock at a ten percent (10%) discount to the "Market Price" (as that term is defined in Section 9 below). The date on which the
                                         ---------
     Corporation initially issues any share of Series A Convertible Preferred Stock shall be deemed its "Date of Issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

          b.  Priority of Payment. In the event that full dividends are not paid
              ------------------
     to the holders of all outstanding shares of Series A Convertible Preferred Stock so entitled to such payment and Rinds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed, first, ratably among all holders of Series A Convertible Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled and, second, only after the holders of Series A. Convertible Preferred Stock have received the full amount of dividends to which they were entitled, ratably among all holders of other Preferred Stock (including the Series B Preferred. Stock) and Common Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     3.     Voting
            ------

          a. Number of Votes. On any matter presented to the stockholders of the
             ---------------
     Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A
     Convertible Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Section 3(b) below, }folders of Series A Convertible Preferred Stock shall vote together with the holders of Common. Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

          b.  Senior  Securities  &  Financial  Instruments.  At any time when a
              ---------------------------------------------
     minimum of 51,250,000 of the Stated Value of the shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Designation, and in addition to any other vote required by law or this Certificate of Designation, without the written consent or affirmative vote of the holders of fifty percent (50%) of the then outstanding shares of Series A
     Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the ease may be) as a separate class from the Common Stock, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise issue (i) any additional shares of stock or (ii) financial instruments unless the same rank junior to the Series A Convertible Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding-up of the Corporation and with respect to the payment of dividends and redemption rights, if applicable.

          c.  Other  Limitations on Corporate Action. At any time when shares of
              --------------------------------------
     Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Designation, and in addition to any other vote required by law or this Certificate of Designation, without (1) the written cement or affirmative vote of the holders of no-less than 615% % of the outstanding Stated Value of the Series A Convertible Preferred Stock consenting or voting (as the case may be) as a separate class from the Common Stock, or (2) if the holders representing no-less than 66% % of the outstanding Stated Value of the Series A Convertible Preferred Stock appoint, in writing, an authorized representative (the "Preferred Stockholders' Representative"), approval by the Preferred Stockholders' Representative, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

               (i) liquidate, dissolve, or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

               (ii) effectuate any merger, reorganization, or recapitalization of the Corporation, including such transactions with a Subsidiary (as
                                                                  ----------
          that  term  is defined in Section. 9) or related entity, or enter into
                                    ----------
          any agreement to do any of the foregoing;

               (iii) so long as at least 1,250,000 shares of Series A Convertible Preferred Stock arc outstanding, purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock as expressly authorized herein, or permit any Subsidiary of the Corporation to tab any such action, except for (A) securities repurchased from former employees, officers, directors, consultants, or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (B) securities repurchased upon the exercise of the Corporation's right of first refusal to purchase such securities, each as approved by the Board of Directors;

               (iv) effectuate any reclassification or recapitalization of the outstanding capital stock of the Corporation, including any subdivision, consolidation, or conversion of any outstanding capital stock;

               (v) alter or change the voting or other powers, preferences, or other rights, privileges, or restrictions of the Series A Convertible Preferred Stock contained herein (by merger, consolidation, or otherwise);

     4.     Liquidation,  Dissolution,  or  Winding-Up  Certain  Mergers,
            -------------------------------------------------------------
Consolidations  and  Asset  Sale.
           ----------------------

          a.  Payments  to Holders of Series A Convertible Preferred Stock. Upon
              ------------------------------------------------------------
     any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common. Stock, Series B Preferred Stock, or any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock (the "JUNIOR STOCK"), an amount for each share of Series A Convertible Preferred Stock held by such holder equal to the sum of (1) the Stated Value thereof and (2) an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available (such applicable amount payable with respect to a share of Series A Convertible Preferred Stock sometimes being referred to as the "INDIVIDUAL SERIES A PREFERRED LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series A Convertible Preferred Stock in the aggregate sometimes begin referred to as the "AGGREGATE SERIES A LIQUIDATION PREFERENCE PAYMENT"). If, upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of shares of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible
     Preferred Stock of an aggregate amount equal to the Aggregate Series A Liquidation Preference Payment, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock (based on the Individual Series A Preferred Liquidation Preference Payments due to the respective holders of Series A Convertible Preferred Stock).

          b.  Payments  to  Holders  e  Junior  stock.  After the payment of all
              ---------------------------------------
     preferential amounts required to be paid to the holders of the Series A Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A Convertible Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Articles of Incorporation.

          c. Deemed Liquidation Events.
             -------------------------

               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 4 (a "DEEMED LIQUIDATION
                                                --------
          EVENT"), unless the holders of a majority of the shares of Series A Convertible Preferred Stock elect otherwise by written notice given to the Corporation at least five (5) days prior to the effective date of any such event:

                    (A)  a merger or consolidation in which

                         (I)  the Corporation is a constituent party, or

                         (II) a  subsidiary  of  the  Corporation  is  a
                              constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

          except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 4(e)(i), all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation, or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                    (B) the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, except where such sale, lease, transfer, or other disposition is to a wholly-owned subsidiary of the Corporation.

                         (ii) The Corporation shall not have the power to effect
                    any transaction constituting a Deemed. Liquidation Event pursuant to Section 4(c)(i)(A)(I) above, unless the
                                  ----------------------
                    agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 4(a) and 4(b) above.

                         (iii) In the event of a Deemed Liquidation Event pursuant to Section 4(c)(i)(A)(II) or (B) above, if the
                                  ----------------------
                    Corporation does not effect a dissolution of the Corporation under General Corporation Law within sixty (60) days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series A Convertible Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require
                                                           ---------
                    the redemption of such shares of Series A Convertible Preferred Stock, and (B) if the holders of at least a majority of the then-outstanding shares of Series A Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than seventy-five (75) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the "NET PROCEEDS") to redeem, to the extent legally available therefor, on the 90th day after such Deemed Liquidation Event (the "LIQUIDATION REDEMPTION DATE"), all outstanding shares of Series A Convertible Preferred Stock at a price per share equal to the Series A Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series A Convertible Preferred Stock, or if the Proceeds are not sufficient to redeem all outstanding shares of Series A Convertible Preferred Stock, or if the Corporation does not have sufficient funds lawfully available to effect such redemption, the Corporation shall redeem a pro rata portion of each holder's shares of Series A Convertible Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Section 7(b) through 7(0_ below shall apply,
                                    ----------------------
                    with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Convertible Preferred Shares pursuant to this Section
                                                                         -------
                    4(c}(iii).  Prior to the distribution or redemption provided
                    --------
                    for  in  this  Section 4(c')(iii), the Corporation shall not
                                   -----------------
                    expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

                         (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

     5.     Optional  Conversion.  The holders of Series A Convertible Preferred
            ---------------------
Shares  shall  have  the conversion rights as follows (the "CONVERSION RIGHTS").

          (a)  Right  to  Convert.  Each share of Series A Convertible Preferred
               ------------------
     Stock shall be convertible, at the option of the holder thereof; at any time after the "CONVERSION DATE" (as that term is defined in Section9 below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing (1) the sum of (i) the Stated Value per share and (ii) all dividends accrued and unpaid on each such share to the date such share is converted, whether or not declared, and all other dividends declared and unpaid on each such share through the date of actual conversion, by (2) the Series A Conversion Price in effect at the time of conversion. The "SERIES A CONVERSION PRICE" shall be set at Sixty Cents ($.60). The Series A Conversion Price, and the rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          In the event of a notice of redemption of any share of Series A Convertible Preferred Stock pursuant to section 7 hereof the Conversion
                                                 ---------
     Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding-up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Convertible Preferred Stock.

          (b)  Fractional  Shares. No fractional shares of Common Stock shall be
               ------------------
     issued upon conversion of the Series A Convertible Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred. Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

          (c)  Mechanics of Conversion.
               -----------------------

               (i) For a holder of Series A Convertible Preferred Stock to voluntarily convert shares of Series A Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series A Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series A Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion, shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the "CONVERSIONTIME"), and the shares of
                                            ----------------
          Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series A Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times while the Series A Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock; and if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

               (iii) All shares of Series A Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall, be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for, stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

               (iv) Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any accrued or declared but unpaid dividends on the Series A Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

               (v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 5. The
                                                             ----------
          Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) Adjustments to Series A Conversion Price for Diluting Issues.
              ------------------------------------------------------------

               (i)  Special  Definitions,  For  purposes  of  this Section5, the
                    --------------------                           --------
          following definitions shall apply:

                    (A) "OPTION" shall mean rights, options, or warrants to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

                    (B) "SERIES A ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Convertible Preferred Stock was issued.

                    (C) "CONVERTIBLE SECURITIES" shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                    (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii)
                                                               -----------------
               below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following ("EXEMPTED SECURITIES"):

                         (I) shares of Common Stock issued or deemed issued as a
                    dividend or distribution on Series A Convertible Preferred Stock;

                         (II) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by SECTION5(e) or 5(f) below;
                    ------------------

                         (III) shares of Common Stock issued or deemed issued to
                    employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors of the Corporation and holders representing no-less than 66% % of the outstanding Stated Value of the Series A Convertible Preferred Stock or the Preferred Stock Representative; provider; however, the first 1,000,000 shares of Common Stock issued during each calendar year shall not require the approval of the holders representing of the Series A Convertible Preferred Stock or the Preferred Stock Representative; provided, further; shares issued pursuant to a Employee Stock Ownership Plan (ESOP) qualified under sections 401 (a) and 4975 (e)(7) of the Internal Revenue Code shall not require the approval of the holders representing of the Series A Convertible Preferred Stock or the Preferred Stock Representative;

                         (IV) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options, or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities (including the Series B Preferred Stock, the Class A Warrants and the Class B Warrants), in each case, provided the issuance is pursuant to the terms of such Option or Convertible Security;

                         (V)  shares  of  Common  Stock  issued  or  issuable in
                    connection with a bona fide joint venture or business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that any such issuance is approved by the Board of Directors, and, at the time of such issuance,
                                             ----
                    the aggregate of that issuance and similar issuances in. the preceding twelve (12) month period shall not exceed two percent (2%) of the then-outstanding Common Stock of the Corporation (assuming Hill conversion and exercise of all convertible and exercisable securities); or

                         (VI) shares of Series A Convertible Preferred Stock issued for a purchase price of at least $1 per share within ninety (90) days of the Series A Original Issue Date.

               (ii)  No Adjustment of Series AConversion Price. No adjustment in
                     -----------------------------------------
          the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock i (a) the consideration per share (determined pursuant to Section5(d)(v)) for such Additional
                                             -------------
          Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least a majority of the then-outstanding shares of Series A Convertible Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such. Additional Shares of Common Stock.

               (iii) DeemedIssue of Adduitional Shares of Common Stock.
                     -------------------------------------------------

                    (A) lithe Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that, upon exercise, conversion, or exchange thereof, would entitle the holder thereof to receive Exempted Securities pursuant  to Sections5(d)(i)(D)(I), (II), (IV),or (V)or shall fix
                            ---------------------------------------
               a  record  date  for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility, or exchangeability but without regard to any provision contained therein, for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                    (B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(d)(iv) below,
                                                                 -------
               are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion, or exchange of any such Option or Convertible Security or (2) any increase or decrease in. the consideration payable to the Corporation upon such exercise, conversion, or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that, upon exercise, conversion, or exchange thereof, would entitle the holder thereof to receive Exempted Securities pursuant to Sections
                                                                --------
               5(d)(i)(D)(I),  (III).(IV) or (V)), the issuance of which did not
               ---------------------------------
               result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(d)(iv) below (either because the
                                   ----------------
               consideration  per  share (determined pursuant to Section 5(d)(v)
                                                                 ---------------
               hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion, or exchange of any such. Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion, or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section.,(d)(iii)(A) above) shall be deemed to have been issued
               -------------------
               effective upon such increase or decrease becoming effective.

                    (D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(d)(iv) below, the Series A
                                            ---------------
               Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security never been lamed.

               (iv)  Adjustment  of  Series  A Conversion Price Upon Issuance of
                     -----------------------------------------------------------
          Additional  Shares  of  Common  Stock. If the Corporation shall at any
          -------------------------------------
          time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section5(d)(iii)), without consideration or for a
                               ----------------
          consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

               (v)  Determinationof  Consideration. For purposes of this Section
                    ------------------------------
          5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) Cash and Property: Such consideration shall;
                        --------------------------------------------

                         (I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                         (II) insofar  as  it  consists  of  property other than
                              cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                         (III) if  Additional  Shares  of  Common  Stock  are
                              issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses I andII above, as determined in good faith by the Board of Directors of the Corporation.

                    (B) Options and ConvertibleSecurities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d (iii), relating to Options and Convertible Securities, shall be determined by dividing

                         (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible
                              Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (II) the  maximum  number  of  shares  of  Common Stock
                              (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi)  Multiple  Closing  Dates. If the Corporation shall issue on
                     ------------------------
          more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section5(d)(iv) above, then,, upon the final such
                          --------------
          issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          (e)  Adjustment  for  Stock Splits andCombinations. If the Corporation
               ---------------------------------------------
     shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Convertible Preferred Stock or combine the outstanding shares of Series A Convertible Preferred Stock without a comparable combination of the Common Stock, the Series A Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding or in proportion to such decrease in the aggregate number of shares of Series A Preferred Stock outstanding, as applicable. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Convertible Preferred Stock or effect a subdivision of the outstanding shares of Series A Convertible Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall he decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding or in proportion to such increase in the aggregate number of shares of Series A Convertible Preferred Stock outstanding, as applicable. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f)  Adjustment  for  Certain  Dividends  and  Distributions.  If  the
               -------------------------------------------------------
     Corporation at any time or from time to time after the Series A Original Issue Dated shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

          provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on. the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business one such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Convertible Preferred Stock simultaneously receive (x) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Convertible Preferred Stock had been converted into Common Stock on the dale of such event or (ii) a dividend or other distribution of shares of Series A Convertible Preferred Stock that arc convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

          (g)  Adjustments  for  Other  Dividends  and  Distributions.  If  the
               ------------------------------------------------------
     Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable in securities of the Corporation
     (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then, and in each such event, the holders of Series A Convertible Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Convertible Preferred Stock had been converted into Common Stock on the date of such event.

          (h)  Adjustment  for  Merger  or  Reorganization,  etc. Subject to the
               -------------------------------------------------
     provisions  of  Section  4(c)  if  there  shall  occur  any reorganization,
                     ------------
     recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Convertible Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Sections 5(e),(f) or
                                                            ----------------
     (g),  then,  following  any  such  reorganization,  recapitalization,
     --
     reclassification, consolidation, or merger, each share of Series A Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5 with respect to the
                                                   ---------
     rights and interests thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section
                                                                       -------
     5. (including  provisions  with respect to changes in and other adjustments
     --
     of the Series A Conversion mice) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

          (i)  Certificate  as  to  Adjustments.  Upon  the  occurrence  of each
               --------------------------------
     adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5 ,the Corporation, at its expense, shall, as promptly as
           ----------
     reasonably practicable, but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and famish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Convertible Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Convertible Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i1) the Series A Conversion Price then in effect, and (if) the number of shares of Common Stock and the type and amount, if any, of other securities, cash, or property that then would be received upon the conversion of Series A Convertible Preferred Stock.

          (j)  Notice of Record Date. In the event:
               --------------------

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

               (iii) of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Convertible Preferred Stock a notice specifying, as the case may be,
          (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up is proposed to take place, and the time, if any is to be fixed, as of-which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series A Convertible Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Series A Convertible Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her, or its address appearing on the books of the Corporation.

          (k) Limitation on Conversion. In no event shall any holder be entitled
              -----------------------
     to convert any share of Series A Convertible Preferred Stock, nor shall the Corporation have the obligation to convert such share to the extant that, after such conversion, the sum of (i) the number of shares of Common Stock beneficially owned by any holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Convertible Preferred Stock or any unexercised right held by any holder subject to a similar limitation), and (i) the number of shares of Common. Stock issuable upon the conversion of the shares. of Series A Convertible Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by any holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the holder upon such conversion). For purposes of this Section 5(d), beneficial ownership shall be determined in accordance
           ------------
     with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the holder so as to thereafter permit the continued conversion of the shares of Series A Convertible Preferred Stock.

     6. Mandatory Conversion. The Corporation shall have the conversion rights
        --------------------
        as follows:

          a. If, at any time after the Effective Date (as such term is defined in Steelier). 9 below), (i) the Closing Price on the Common Stock of the
         --------    -
     Corporation equals or exceeds $2.00 per share for a period of twenty (20) consecutive Trading Days aid (ii) the Corporation's Common Stock has an average trading volume in excess of 100,000 shares per Trading Day for the same twenty (20) Trading Days (the "MANDATORY CONVERSION DATE"), the Corporation may convert the shares of Series A Convertible Preferred Stock into registered shares of Common Stock of the Corporation based on the Fixed Conversion. Price.

          b. All holders of record of shares of Series A Convertible Preferred Stock shall be given written notice of the Conversion Date and the place designated for mandatory conversion of all such shares of Series A Convertible Preferred Stock pursuant to this Section 6. Such notice need
                                                     ---------
     not be given in advance of the occurrence of the Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Florida Business Corporation Act, to each record holder of Series A Convertible Preferred Stock. Upon receipt of such notice, each holder of shores of Stains A Convertible Preferred Stock shall surrender his, her or its certificate(s) for all such shares to the Corporation at the place designated in such notice, and shall thereunder receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this, Section6. On the Conversion Date, all outstanding shares
                        --------
     of Series A Convertible Prefer-red Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Convertible Preferred Stock so converted, including the rights, if any, to receive notices and to vote (other than as a holder of Common Stock), will terminate, except the right of the holders thereof, upon surrender of their certificate(s) therefor, to receive certificates for the number of shares of Common Stock into which such Series A Convertible Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon.

     If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instruments) of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Conversion Date and the surrender of the certificate(s) for Series A Convertible Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such Conversion in accordance with the provisions hereof.

          c. All certificates evidencing shares of Series A Convertible Preferred Stock that are required to be surrendered for conversion in. accordance with the provisions hereof shall, from and after the Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificate(s) on or prior to such date. Such converted Series A Convertible Preferred Stock may not be reissued as shares of such Series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

     7.     Redemption.
            -----------

          a.  OptionalRedemption. The Corporation shall not at any time have the
              ------------------
     right at its election to call or to redeem all or any shares of Series A Convertible Preferred Stock. Upon the occurrence of a Change in Control Event (as defined below), the holders of at least a majority of the then-outstanding shares of Series A Convertible Preferred Stock, voting together as a single class, may elect, at anytime within twenty (20) days after the occurrence of the Change in Control Event (the "REDEMPTION PERIOD"), to cause the Corporation to redeem all, or a portion, of the Series A Convertible Preferred Stock by delivering written notice to the Corporation (the "REDEMPTION NOTICE"). The Redemption Notice shall specify the holders that have elected to have his or its Series A Convertible Preferred Stock redeemed and the number of shares that each such holder is electing to have redeemed (collectively, the "REDEEMED SHARES"). The Corporation shall provide notice to the holders of the Series A Convertible Preferred Stock, or the Preferred Stock Representative, if any, within three (3) days of the occurrence of the. Change in Control Event. Within twenty (20) days of receipt of a the Redemption Notice, the Corporation shall redeem the Redeemed Preferred Stock using funds legally available therefor.

          b.  Redemption  Price  and Payment. The Series A Convertible Preferred
              ------------------------------
     Stack to be redeemed on the Redemption Date shall be redeemed by paying for each share cash in an amount equal to (a) the Stated Value per share of each such share plus (b) an amount equal to the total amount of (i) all dividends accrued and unpaid on each such share to the date such share is redeemed, whether or not declared, and (ii) all other dividends declared and unpaid on each such share through the date of actual redemption (the "REDEMPTION PRICE"). Such payment shall be made in full on the Redemption Date to the holders entitled thereto with respect to their shares being redeemed on such date. If the funds of the Corporation legally available for redemption of Series A Convertible 'Preferred Stock on the Redemption Date are insufficient to redeem the number of shares of Series A Convertible Preferred Stock required under this Section 7 to be redeemed on
                                                     ---------
     such date, those funds which are legally available will be used to redeem the shares of Series A Convertible Preferred Stock to be redeemed on the Redemption Date and the maximum possible number of such shares of Series A Convertible Preferred Stock ratably if the funds of the Corporation legally available therefor are insufficient to redeem all shares of Series A Convertible Preferred Stock. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares of Series A Convertible Preferred Stock which the Corporation was theretofore obligated to redeem, ratably.

          c.  Redemption  Notice by theCorporation. At least twenty (20) but not
              ------------------------------------
     more than thirty (30) days prior to the Redemption Date, written notice (the "CORPORATION REDEMPTION NOTICE") shall be given by the Corporation by mail, postage prepaid, by reputable overnight delivery service, or by facsimile transmission, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, Redemption Date and the place where the said Series A Redemption Price shall be payable.

          d.  Surrender  of Certificates. On or before the applicable Redemption
              ------------------------
     Date, each holder of shares of Series A Convertible Secured Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section X hereof, shall surrender the certificate(s) representing such shares to the Corporation, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon, the Redemption Price for such shares shall be payable to the order of the person whose tame appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be cancelled and retired,

          e.  Redeems  or Otherwise  Acquired Share.  Any  shares  of  Series  A
              -----------------------------------
     Convertible Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Convertible Preferred Shares following redemption.

     8.      Waiver. Any of the rights, powers, or preferences of the holders of
             -------
Series A Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Convertible Preferred Stock then outstanding.

     9.     Definitions.  As  used  herein,  the  following terms shall have the
            ------------
following  meanings:

          a.  "AFFILIATE"  means  with  respect  to any individual, corporation,
              ----------
     partnership, association, trust, or any other entity (in each case, a "PERSON"), any Person that, directly or indirectly, Controls, is Controlled
     -------
     by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

          b.  "CHANGE  IN CONTROL EVENT" shall mean a transaction or a series of
              -------------------------
     related transactions which result in a Person and Affiliates of such Person, other than the Founders (as defined in the Securities Purchase Agreement), acquiring, in the aggregate, 50.1% or more of the Corporation's outstanding voting securities that would be deemed to be a person under
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          c.  "CLASS  B  WARRANTS"  means  warrants  for  the  purchase  of  the
              ------------------
     Corporation's Common Stock having the same terms, conditions, and exercise price as the class B Warrants originally issued pursuant to the Securities Purchase Agreement.'

          d.  "CLOSING  PRICE"  for  any  day means: (i) the last reported sales
              ---------------
     price regular way of the Common Stock on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, (iii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the Common Stock in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or (iv) if no sale takes place on such day, the average of the high and low bid price of the Shares on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or (v) if no bid and asked prices of any of the market markers for the Common Stock as reported in the "pink sheets" by the Pink Sheets LLC. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the "pink sheets," the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors of the Corporation.

          e.  "COMMON STOCK" means shares of the Corporation's common stock, par
              -------------
     value $0.001 per share.

          f. "CONTROL" means the possession, directly or indirectly, of power to
             --------
     direct or cure the direction of management or policies (whether through ownership of voting securities or by agreement or otherwise).

          g.  "CONVERSION  DATE" shall mean either (1) the Effective Date of the
              -----------------
     Corporation's SB-2 Registration Statement, or (2) the date that the holder of the Series A Preferred Stock has satisfied the minimum one year holding requirements set forth in SEC Rule 144(d).

          h.  "EFFECTIVE DATE" shall mean the date on which the SEC declares the
              --------------
     Corporation's SB-2 Registration Statement filed pursuant to Section 3.1 of the Securities Purchase Agreement effective.

          i.  "MARKET  PRICE"  shall  mean  the  average of the five (5) Closing
              -------------
     Prices of the Corporation's Common Stock for the five (5) Trading Days preceding the date or the date that the dividend is due or a conversion is to occur.

          j. "PERSON" shall mean any individual, partnership, firm, corporation,
             -------
     association, trust, unincorporated organization or other entity, as well as any syndicate group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          k.  "SEC"  means  the United States Securities and Exchange Commission
              -----
     "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

          l.  "SECURITIES ACT" means the Securities Act of 1933, as amended, and
              ---------------
     the rules and regulations promulgated thereunder.

          m.  "SECURITIES  PURCHASE  AGREEMENT"  means  the  Securities Purchase
              --------------------------------
     Agreement  dated  on  or  about               ,  2005,  by  and between the
                                   ----------------
     Corporation, Teizuit Technologies, Inc., Telzuit Technologies, LLC, Michael
     J. Vosch, James P. Tolan, and Don Sproat, and each of the persons listed on Exhibit A attached thereto purchasing Series A Convertible Preferred Stock.
     ---------

          n.  "SUBSIDIARY" shall mean any corporation, association, partnership,
              -----------
     limited liability company or other business entity of which more than fifty percent (50%) of the total voting power is, at the time, owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

          o.  "TRADING  DAY"  means  a  day  on  which  the securities exchange,
              --------------
     association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this 22nd day of June, 2005.


                               TAYLOR MADISON CORP.

                               /s/ Don Sproat
                               -----------------------------
                               Name:  Don  Sproat
                               Title: Chief Executive Office

                               FIRST AMENDMENT TO
                          THE ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                              TAYLOR MADISON CORP.
                     DESIGNATIONS, PREFERENCES AND RIGHTS OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK

     WHEREAS, on June 22, 2005, Taylor Madison Corp., a Florida Corporation (the "Corporation") filed an Articles of Amendment to the Articles of Incorporation, Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "June Amendment");

     WHEREAS,  the  Corporation  wishes  to  amend  the  June  Amendment;

     NOW THEREFORE, pursuant to the Florida Business Corporation Act, the Corporation hereby amends the June Amendment, as follows:

     The number "5,000,000" appearing in the first unnumbered paragraph of the June Amendment is deleted and replaced with the number "7,700,000" The number ".0001" appearing in the first unnumbered paragraph of the Tune Amendment is deleted and replaced with the number ".001"

     The Corporation hereby certifies that pursuant to authority conferred upon its Board of Directors (the "BOARD") by the Articles of Incorporation of the Corporation, and by the provisions of Sections 607.0601, .0602, .0704, .0821, ..1003, and .1006, Florida Statutes, by unanimous written consent of the Board dated June 22, 2005, has adopted the foregoing amendment.

     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to Articles of Amendment to be prepared under the signature of its President this 27th day of June, 2005.

                                     TAYLOR  MADISON  CORP.

                                  By: /s/ Don Sproat
                                     ----------------------
                                     Donald Sproat
                                     President & Chief Executive Officer

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                              TAYLOR MADISON CORP.

              *       *       *       *       *     *      *     *

     TAYLOR MADISON COIF a Florida Corporation (the "Corporatism"), hereby certifies as follows:

     1. The Articles of Incorporation of the Corporation, originally filed with the Florida Department of State on September 26, 2001 (the "Articles of incorporation"), are hereby amended by deleting the present fame of Article 1 in its qty and by substituting, in lieu thereof, the following:

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

     The name of the corporation The "Corporation") is "TELZUIT MEDICAL MEDCIAL TECHNOLOGIES, INC."

     2. The Articles of Incorporation are hereby amended by deleting the first paragraph of Article 4 in its entirety and by substituting, in lieu thereof, the following:

                                     ARTICLE 4
                                     ---------
                                   CAPITALSTOCK
                                   ------------

     The total number of shares of stock the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock $,001 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $. 001 par value per share ("Preferred Stock").

     3. The foregoing amendments shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.

     4. The amendments recited in Sections 1 and 2 above have been duly adopted in accordance with the provisions of Sections 607.1003 and .1006, Florida Statutes, at a special meeting of the shareholders held on August 18, 2005; and the number of votes east for each anent by the shareholders having been sufficient for approval.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the *manna of its President this 8th day of August, 2005.


                                     TAYLOR MADISON CORP.

                                     By: /s/ Don Sproat
                                         ---------------------
                                         Don Sproat, President